Exhibit 99.1

Contact:   Jeremy W. Smeltser (Investors)          [GRAPHIC OMITTED: SPX LOGO]
           704-752-4478
           E-mail:  investor@spx.com

           Tina Betlejewski (Media)
           704-752-4454
           E-mail: spx@spx.com

         SPX APPOINTS MICHAEL J. MANCUSO TO ITS BOARD OF DIRECTORS

     CHARLOTTE, NC - March 14, 2005 - SPX Corporation (NYSE:SPW) today announced that its Board of Directors has appointed Michael J. Mancuso to the SPX Board of Directors effective today. With the addition of Mr. Mancuso, the seven-member SPX Board includes six independent directors. Mr. Mancuso's term will expire at this year's annual meeting of stockholders, at which time he will be nominated for election to a three-year term.

     Mr. Mancuso is Senior Vice President and Chief Financial Officer of General Dynamics Corporation, a market leader in mission-critical information systems and technologies; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and business aviation. He joined General Dynamics in 1993 as Vice President and Chief Financial Officer for General Dynamics Land Systems, Inc., and was promoted to Vice President and Chief Financial Officer in 1994.

     Before joining General Dynamics, Mr. Mancuso spent seven years with United Technologies, most recently as Vice President and Chief Financial Officer for the Commercial Engine Business of the Pratt & Whitney Group. He joined United Technologies Defense and Space Systems Group in 1986 as Group Financial Manager, moved to the Aerospace and Defense Section in 1989 as Director, Financial Planning and Analysis and spent three years as Vice President, Finance and Administration for the Hamilton Standard Division. His background also includes 21 years with General Electric. He holds a Bachelor of Science degree from Villanova University and an MBA from Eastern College.

     Charles E. Johnson II, Chairman of the Board of Directors, said, "We are pleased to have such a distinguished professional as Mike join SPX's Board. During Mike's tenure as CFO, General Dynamics has profitably grown from $3.1 billion to $19.2 billion in annual revenues, an endorsement to Mike's operating expertise. We are confident that Mike's strong financial background, operational knowledge and experience will bring additional perspective and strengthen the Board."

     In December 2004, the company announced a search for two additional independent directors. The company will continue its search, which is being conducted by an outside search firm, for one additional independent director.

     SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services, and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.

     Certain statements in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to our public filings for a discussion of certain important factors that relate to forward-looking statements contained in this press release. The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

     SPX Corporation shareholders are strongly advised to read the proxy statement relating to SPX Corporation's 2005 annual meeting of shareholders when it becomes available, as it will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and any other documents filed by SPX Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, SPX Corporation will mail the proxy statement to each shareholder of record on the record date to be established for the shareholders' meeting. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at SPX Corporation's Internet website at www.spx.com or by writing to Investor Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, telephone (704) 752-4400.

     SPX Corporation, its executive officers and directors may be deemed to be participants in the solicitation of proxies for SPX Corporation's 2005 annual meeting of shareholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by SPX Corporation with the Securities and Exchange Commission on March 2, 2005.

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